Exhibit 10.17

May 17, 2006

HD Partners Acquisition Corporation

2601 Ocean Park Boulevard, Suite 320

Santa Monica, CA 90405

Morgan Joseph & Co. Inc.

600 Fifth Avenue

19th Floor

New York, New York 10020

Re:          Initial Public Offering

Gentlemen:

The undersigned director of HD Partners Acquisition Corporation (“Company”), in consideration of Morgan Joseph & Co. Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1.             In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO (such later date being referred to herein as the “Termination Date”), the undersigned shall (i) take all such action reasonably within its power as is necessary to (a) dissolve the Corporation and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable, and after approval of the Company’s stockholders and subject to the requirements of the Delaware General Corporation Law (the “GCL”), including voting for the adoption of a resolution by the Board, prior to such Termination Date, pursuant to Section 275(a) of the GCL, which shall deem the dissolution of the Corporation advisable and (b) cause to be prepared such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible, and (ii) vote his shares in favor of any plan of dissolution and distribution recommended by the Company’s board of directors. If the Company does not consummate a Business Combination by the Termination Date, the undersigned hereby agrees, with respect to any plan of dissolution and distribution, to take all such action reasonably within its power to (x) cause the board of directors to convene, adopt a plan of dissolution and distribution, which the undersigned will vote to recommend to stockholders, and (y) on such date cause the Company to prepare and file a proxy statement with the Securities and Exchange Commission setting out the plan of dissolution and distribution. If the Company seeks approval from its stockholders to consummate a Business Combination within 90 days of the expiration of 24 months from the Effective Date, the undersigned agrees to take all such action reasonably within its power to ensure that the proxy statement related to such Business Combination will also seek stockholder approval for the plan of dissolution and distribution in the event the stockholders do not approve the Business Combination. If no proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 30 days prior to the date which is 24 months from the date of the IPO, the undersigned agrees, prior to such date to take all such action reasonably within its power as is necessary to convene and adopt a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Except with respect to any of the IPO Shares, as defined herein, acquired by the undersigned in connection with or following the IPO, the undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any rights in the Trust Fund, , and any remaining net assets of the Company as a result of liquidation of the Trust Fund and dissolution of the Company and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

2.             In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity (in the reasonable judgment of the undersigned) to acquire an operating business to which it becomes aware, until the earlier of the consummation by the Company of a Business Combination, the dissolution of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

3.             The undersigned acknowledges and agrees that it will take all reasonable actions within his power to ensure that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Morgan Joseph that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4.             Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination.

5.             Neither the undersigned, any member of the family of the undersigned, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any

Affiliate originates a Business Combination.

6.             The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, and does not omit any material information with respect to the undersigned’s academic and professional background.  The undersigned’s Questionnaire previously furnished to the Company and Morgan Joseph is true and accurate in all material respects.  The undersigned represents and warrants that:

(a)           he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he is not currently a defendant in any such criminal proceeding; and

(c)           he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.             The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

8.             In connection with the customary due diligence practices of Morgan Joseph with respect to companies for which Morgan Joseph enters into underwriting agreements related to initial public offerings for such companies, and during the period prior to the Effective Date, the undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”).  Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information during the period prior to the Effective Date and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9.             In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of common stock, par value $0.001, owned by him prior to the IPO (“Insider Shares”) in accordance with the majority of the votes cast by the holders of the IPO Shares, and all shares of common stock acquired in connection with or following the IPO “For” a Business Combination.

10.           The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

11.           This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding.  If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

12.           As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the media, entertainment and/or telecommunications industries; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; and “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

[Signature Page to Follow]

Martin Gottlieb
Print Name of Insider

/s/ Martin Gottlieb
Signature

EXHIBIT A

Martin E. Gottlieb has been a Director since April 2006. Mr. Gottlieb is a founder and Managing Director of Argent Group Ltd., a boutique investment banking firm specializing in asset-based structured financings of capital assets. Serving as Argent’s President and Chief Executive Officer since its formation in 1982, Mr. Gottlieb has been responsible for the overall management and direction of the firm. Prior to forming Argent in 1982, Mr. Gottlieb was Vice President and Head of the Leveraged Leasing Group at Bank of America. In this capacity, he was responsible for transaction origination, placement and implementation and had profit center responsibility for the Group. Mr. Gottlieb started his career at the First National Bank of Chicago. Mr. Gottlieb is an honors graduate of Long Island University with a Bachelor of Science degree in Business Administration earned in 1973 and holds an MBA degree from the University of Chicago earned in 1976.